RAIT FINANCIAL TRUST
(a Maryland real estate investment trust)
$125,000,000
4.00% Convertible Senior Notes due 2033

December 4, 2013

Barclays Capital Inc.
as Representative of the several Underwriters

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019

Ladies and Gentlemen:

RAIT Financial Trust, a Maryland real estate investment trust (the “Company”), confirms its agreement with each of the underwriters listed on Schedule A hereto (collectively, the “Underwriters”), for whom Barclays Capital Inc. is acting as the representative (in such capacity, the “Representative”) on the terms set forth herein, with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth on said Schedule A of $125,000,000 aggregate principal amount of the Company’s 4.00% Convertible Senior Notes due 2033 (the “Initial Securities”) and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of an additional $18,750,000 aggregate principal amount of its 4.00% Convertible Senior Notes due 2033 (the “Option Securities” and, together with the Initial Securities, the “Securities”) to cover overallotments, if any. The Securities are to be issued pursuant to an indenture to be dated as of December 10, 2013 (the “Base Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture to be dated as of December 10, 2013 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) between the Company and the Trustee.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (together with the rules and regulations promulgated thereunder, the “1939 Act”).

In connection with the offering of the Initial Securities: (i) the Company proposes to repurchase a portion of its existing 7.00% Convertible Senior Notes due 2031 in individually negotiated private repurchases (the “Note Repurchase”); and (ii) the Company is entering into capped call transactions with one or more Underwriters or their affiliates (the “Capped Call Counterparties”) pursuant to capped call confirmations (the “Base Capped Call Confirmations”), each dated the date hereof, and in connection with the exercise by the Underwriters of their option to purchase any Option Securities, the Company and the Capped Call Counterparties may enter into additional capped call confirmations (the “Additional Capped Call Confirmations”), each dated the date on which the Underwriters exercise their option to purchase such Option Securities. The Base Capped Call Confirmations and the Additional Capped Call Confirmations are collectively referred to herein as the “Capped Call Confirmations.”

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-175901) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which shelf registration statement was declared effective by the Commission on September 9, 2011. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), and is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 8:50 a.m., New York City time, on December 5, 2013, or such other time as agreed by the Company and the Representative.

“General Disclosure Package” (i) the most recent preliminary prospectus (including any documents incorporated therein by reference), (ii) the Issuer General Use Free Writing Prospectuses, if any, identified in Schedule B hereto, including the final term sheet prepared and filed pursuant to Section 3(l) hereof, and (iii) any other free writing prospectus (as defined in Rule 433 of the 1933 Act Regulations) that the parties hereto shall hereafter expressly agree in writing to treat as part of the General Disclosure Package.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act Regulations. Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to (i) the Statement of Eligibility on Form T-1 of the Trustee under the 1939 Act or (ii) statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the third and ninth paragraphs under the heading “Underwriting” and the second sentence of the seventeenth paragraph under the heading “Underwriting,” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v) Independent Accountants. Grant Thornton LLP, the accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Regulations and the Public Accounting Oversight Board.

(vi) Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference therein. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language (“XBRL”) incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vii) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for the regular dividends on the Company’s common shares of beneficial interest, par value $0.03 per share (the “Common Stock”) disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and the regular quarterly dividends on the Company’s outstanding preferred shares of beneficial interest, par value $0.01 per share (the “Preferred Stock”), in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(viii) Good Standing of the Company. The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland and has trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Capped Call Confirmations and to consummate the Note Repurchase; and the Company is duly qualified as a foreign organization to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(ix) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of or other ownership interests in each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and the capital stock owned by the Company is owned, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of or other ownership interests in any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Schedule D attached hereto.

(x) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or similar rights of any securityholder of the Company.

(xi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xii) Authorization of the Indenture. The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and, when duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xiii) Authorization of the Securities and the Initial Maximum Conversion Shares. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture. The 15,015,018 shares of Common Stock issuable upon conversion of the Securities in accordance with the Indenture (the “Initial Maximum Conversion Shares”) have been duly authorized and reserved for issuance upon such conversion by all necessary trust action and such shares of Common Stock, when issued upon conversion of the Securities in accordance with the Indenture, will be validly issued and will be fully paid and non-assessable; no holder of shares of Common Stock issuable upon conversion of the Securities in accordance with the Indenture will be subject to personal liability by reason of being such a holder; and the issuance of such shares of Common Stock will not be subject to the preemptive or other similar rights of any securityholder of the Company.

(xiv) Description of the Securities, the Common Stock and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus. The Common Stock conforms to all statements relating thereto contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

(xv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement.

(xvi) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its declaration of trust, charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Indenture, the issuance and sale of the Securities, the issuance of the shares of Common Stock issuable upon conversion of the Securities in accordance with the Indenture, the Note Repurchase, the Capped Call Confirmations, and the consummation of the transactions contemplated herein and therein (including the issuance and sale of the Securities, the issuance of the shares of Common Stock issuable upon conversion of the Securities in accordance with the Indenture, the Note Repurchase, the Capped Call Confirmations and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder, under the Indenture and under the Capped Call Confirmations have been duly authorized by all necessary trust action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the declaration of trust, charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xviii) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which might result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(xix) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the execution and delivery by the Company of this Agreement, the Indenture or the Capped Call Confirmation, for the issuance and sale of the Securities hereunder or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture (including the issuance and delivery of the shares of Common Stock issuable upon conversion of the Securities in accordance with the Indenture), the Note Repurchase or the Capped Call Confirmation, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the Financial Industry Regulatory Authority, the rules of the New York Stock Exchange or state securities laws.

(xxi) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiii) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxiv) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxv) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in XBRL incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvi) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s trustees or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxvii) Payment of Taxes. All tax returns of the Company and its subsidiaries required by law to be filed have been filed and are accurate and complete in all material respects. All material taxes of the Company and its subsidiaries that are due and payable have been paid, except assessments that are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxviii) Taxation as a Real Estate Investment Trust. Each of the Company, Taberna Realty Finance Trust (“Taberna”) and Independent Realty Trust, Inc. (“IRT”), for each of their respective taxable years, has been organized and has operated in conformity with the requirements for qualification as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and has been subject to taxation as a real estate investment trust. Each of the Company’s, Taberna’s and IRT’s organization and current and proposed methods of operation, as described in the Registration Statement, the General Disclosure Package and the Prospectus, will enable the Company and Taberna and IRT to meet the requirements for qualification and taxation as a real estate investment trust under the Code for the taxable year ending December 31, 2013 and thereafter. None of the Company, Taberna or IRT has taken any action that could jeopardize its qualification as a real estate investment trust under the Code. The discussion set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Additional Material U.S. Federal Income Tax Considerations” and the discussion incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus from Exhibit 99.1 to the Company’s Annual Report on Form 10-K are fair and correct summaries of the matters referred to therein.

(xxix) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxx) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the net proceeds therefrom, the Note Repurchase and the transactions contemplated by the Capped Call Confirmations, in each case, as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be, required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxi) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxii) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any trustee, director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxiii) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxiv) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any trustee, director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxv) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xxxvi) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxvii) FINRA Matters. The Company was, at the time the Registration Statement was first filed with the Commission, and at all times thereafter has been eligible to use Form S-3 pursuant to the standards for that form that were in effect immediately prior to October 21, 1992.

(xxxviii) Authorization of Capped Call Confirmations. Each of the Base Capped Call Confirmations has been, and any Additional Capped Call Confirmation on the date that the Underwriters exercise their right to purchase the relevant Option Securities will have been, duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the Capped Call Counterparties, constitutes, or will constitute, as the case may be, a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to the Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company the respective principal amount of Initial Securities set forth opposite such Underwriter’s name in Schedule A hereto at a price equal to 97.0% of the principal amount thereof (the “Purchase Price”), plus any additional principal amount of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representative in its sole discretion shall make to ensure that any sales or purchases are in authorized denominations.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase the Option Securities, at the purchase price set forth in paragraph (a) above. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the amount of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (if other than the Closing Time, a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option described in Section 2(b) is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total principal amount of Option Securities then being purchased which the total principal amount of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total principal amount of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to ensure that any sales or purchases are in authorized denominations.

(c) Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative in the case of the Initial Securities, at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166 at 10:00 A.M. New York City time on December 10, 2013, or at such other time or place on the same or such other date, not later than the tenth business day thereafter, as the Representative and the Company may agree upon in writing or, in the case of the Option Securities, on the date and at the time and place specified by the Representative in the written notice of the Underwriters’ election to purchase such Option Securities. The time and date of such payment for the Initial Securities is referred to herein as the “Closing Time.” Payment for the Securities to be purchased at the Closing Time or any Date of Delivery, as the case may be, shall be made against delivery to the nominee of The Depository Trust Company (“DTC”), for the respective accounts of the several Underwriters of the Securities to be purchased on such date, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative at the office of Barclays Capital Inc. not later than 1:00 P.M., New York City time, on the business day prior to the Closing Time or the Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representative notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Representative may reasonably request. The Company will give the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein). The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its best efforts to effect and maintain the listing, subject to notice of issuance, of the number of shares of Common Stock equal to the Initial Maximum Conversion Shares on The New York Stock Exchange.

(i) Restriction on Sale of Securities. During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, purchase any option or contract to sell, sell or grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (iii) file any registration statement under the 1933 Act with respect to any of the foregoing (other than a registration statement required to be filed pursuant to that certain Registration Rights Agreement, dated as of October 1, 2012, by and between the Company and ARS VI Investor I, LLC (“ARS”)), or (iv) publicly disclose the intention to do any of the foregoing. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder and the issuance of shares of Common Stock upon the conversion of the Securities in accordance with the Indenture, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or share appreciation right outstanding or issuable on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued by the Company upon the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any shares of Common Stock issued or options to purchase Common Stock granted or other awards issued or issuable in or relating to Common Stock pursuant to any existing employee incentive award plans or any non-employee director stock plan of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) the issuance to ARS of warrants and share appreciation rights pursuant to the Securities Purchase Agreement, dated as of October 1, 2012, by and between the Company and ARS and any shares of Common Stock issued pursuant to the exercise of such warrants and share appreciation rights, and (F) up to 1,000,000 shares of Common Stock issued pursuant to the Company’s dividend reinvestment and share purchase plan existing on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus.

(j) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(k) Qualification as a REIT. The Company, Taberna and IRT will continue to use its best efforts to meet the requirements to qualify as a real estate investment trust under the Code.

(l) Final Term Sheet; Issuer Free Writing Prospectuses. The Company will prepare a final term sheet (the “Final Term Sheet”), in the form set forth in Schedule C hereto, reflecting the final terms of the Securities, in form and substance satisfactory to the Representative, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 or the 1933 Act Regulations prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representative with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representative or counsel to the Underwriters shall reasonably object. The Company agrees that, unless it obtains the prior written consent of the Representative, which such consent shall not be unreasonably delayed or denied, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m) Reservation and Availability of Shares. The Company will reserve and keep available at all times, free of preemptive rights, the number of shares of Common Stock equal to the Initial Maximum Conversion Shares, as such number may be adjusted from time to time as required by the terms of the Indenture, assuming the Company elects to issue and delivery solely shares of Common Stock in respect of all such conversions.

(n) DTC Eligibility. The Company will use its commercially reasonable efforts in cooperation with the Representative to obtain permission for the Securities to be eligible for clearance and settlement through DTC.

(o) No Adjustment to Conversion Rate Prior to the Closing Time. Between the date hereof and the Closing Time, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion rate in respect of the Securities.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) preparation, issuance and delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) all fees and expenses of any transfer agent or registrar for the Common Stock, (vii) the costs and expenses of qualifying the Securities for settlement through the facilities of the Depository Trust Company (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii), and (xi) the costs, expenses, fees and taxes incident to the authorization, preparation, issuance, execution, authentication and delivery of the Securities and the Indenture, including any expenses of the Trustee and any paying agent or conversion agent (including related fees and expenses of any outside counsel to such parties); and (xii) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i) or Section 9(a)(iii) hereof or if the Company shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell the amount of Securities that it is obligated to sell hereunder, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company shall have complied with each request (if any) from the Commission for additional information.

(b) Opinion of Counsel for Company. At the Closing Time, the Representative shall have received the favorable opinions, addressed to the Underwriters and dated the Closing Time, of Ledgewood, a professional corporation, counsel for the Company, in the form of Exhibit A-1 and Exhibit A-2 hereto.

(c) Opinion of Special Maryland Counsel for Company; Opinion of Special Cayman Islands Counsel for the Company. At the Closing Time, the Representative shall have received the favorable opinion, addressed to the Underwriters and dated the Closing Time, of Duane Morris LLP, special Maryland counsel for the Company, in the form of Exhibit B hereto. At the Closing Time, the Representative shall have received the favorable opinion, addressed to the Underwriters and dated the Closing Time, of Walkers, special Cayman Islands counsel for the Company, in the form of Exhibit C hereto.

(d) Opinion of Counsel for Underwriters. At the Closing Time, the Representative shall have received the favorable opinion, addressed to the Underwriters and dated the Closing Time, of Hunton & Williams LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Representative may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(e) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chief Executive Officer and President of the Company or the Chief Operating Officer of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated and (v) there has been no decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 15c3-1 under the 1934 Act) except, in the case of the Company’s subsidiaries, for decreases or withdrawals that would not have a Material Adverse Effect or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(f) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Grant Thornton LLP a letter, dated such date, in form and substance satisfactory to the Representative containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(g) Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from Grant Thornton LLP a letter, dated as of the Closing Time, to the effect that it reaffirms the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h) Approval of Listing. At the Closing Time, the number of shares of Common Stock equal to the Initial Maximum Conversion Shares shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(i) Lock-up Agreements. At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule E hereto.

(j) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 15c3-1 under the 1934 Act) except, in the case of the Company’s subsidiaries, for decreases or withdrawals that would not have a Material Adverse Effect or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k) Appointment of Trustee. The Company shall have appointed the Trustee, or an agent or agents satisfactory to the Trustee, to act as registrar, conversion agent and paying agent under the Indenture.

(l) Effectives of Transactions Under Capped Call Confirmations. The transactions contemplated by the Capped Call Confirmations shall have become effective on the terms described in the Prospectus.

(m) Conditions to Purchase of Option Securities. In the event that the Underwriters exercises the option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer and President of the Company or the Chief Operating Officer of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii) Opinions of Counsel for Company. If requested by the Representative, the favorable opinion of Ledgewood, a professional corporation, counsel for the Company, together with the favorable opinions of Duane Morris LLP, special Maryland counsel for the Company, and Walkers, special Cayman Islands counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, addressed to the Underwriters and dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) and Section 5(c) hereof.

(iii) Opinion of Counsel for Underwriters. If requested by the Representative, the favorable opinion of Hunton & Williams LLP, counsel for the Underwriters, addressed to the Underwriters dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(iv) Bring-down Comfort Letter. If requested by the Representative, a letter from Grant Thornton LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(n) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14 and 15 shall survive any such termination and remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from any liability in respect of any such default.

SECTION 6. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its directors, officers, employees and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Trustees and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its trustees, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the total principal amount of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time or any Date of Delivery (if different from the Closing Time and then only as to the Option Securities) (i) if there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the New York Stock Exchange, the NYSE MKT LLC or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14 and 15 shall survive such termination and remain in full force and effect.

SECTION 10. Default by Underwriters. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule A hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule A hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five business days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at Barclays Capital Inc., 745 7th Avenue, New York, New York 10019, Attention: Syndicate Registration, fax (646) 834-8133, and if such notice is provided pursuant to Section 6 or Section 7 hereof, with a copy to Office of the General Counsel, Barclays Capital Inc., 745 7th Avenue, New York, New York 10019, fax: (212) 520-0421. Notices to the Company shall be directed to it at RAIT Financial Trust, Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104, attention of Chief Financial Officer, fax: (215) 405-2945.

SECTION 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with the laws of, the State of New York without regard to its choice of law provisions.

SECTION 16. Time. Time shall be of the essence of this Agreement. Except as otherwise set forth herein, specified times of day refer to New York City time.

SECTION 17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Facsimile copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(a)If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,
RAIT FINANCIAL TRUST
By:	/s/ James J. Sebra

Name: James J. Sebra Title: Chief Financial Officer

Accepted:

BARCLAYS CAPITAL INC.
For itself and as Representative
of the several Underwriters named
in Schedule A hereto
By:	/s/ Michael Sherman

Authorized Representative

SCHEDULE A

Principal Amount of
Initial Securities
Underwriter	to be purchased
Barclays Capital Inc.	$71,875,000
Deutsche Bank Securities Inc.	$46,875,000
JMP Securities LLC	$6,250,000
Total	$125,000,000

SCHEDULE B

Issuer General Use Free Writing Prospectuses

Final term sheet containing the terms of the Securities, substantially in the form of Schedule
C attached hereto.SCHEDULE C

Pricing Term Sheet
[Attached]

PRICING TERM SHEET

RAIT Financial Trust

4.00% Convertible Senior Notes due 2033

December 5, 2013

The information in this pricing term sheet relates only to RAIT Financial Trust’s offering (the “Offering”) of its

4.00% Convertible Senior Notes due 2033 and should be read together with (i) the preliminary prospectus supplement dated December 4, 2013 relating to the Offering, including the documents incorporated by reference therein, filed pursuant to Rule 424(b) under the Securities Act of 1933 (the “Preliminary Prospectus Supplement”) and (ii) the accompanying prospectus contained in Registration Statement No. 333-175901.

Issuer: RAIT Financial Trust, a Maryland real estate

investment trust

Ticker / Exchange for Common Shares: RAS / The New York Stock Exchange (“NYSE”)

Title of Securities: 4.00% Convertible Senior Notes due 2033 (the “Notes”)

Aggregate Principal Amount Offered: $125,000,000 aggregate principal amount of the Notes

(or a total of $143,750,000 aggregate principal amount of the Notes if the underwriters exercise in full their option to purchase additional Notes)

Maturity Date: October 1, 2033, unless earlier repurchased or converted

Price to Public: 99% of principal amount plus accrued interest, if any,

from December 10, 2013

Interest Rate: 4.00% per annum, accruing from December 10, 2013

Interest Payment Dates: October 1 and April 1 of each year, beginning on April

1, 2014

Last Reported Sale Price: $8.51 per share of the Issuer’s common shares on the

NYSE on December 4, 2013

Conversion Premium: 12.5% above the Last Reported Sale Price

Initial Conversion Rate: 104.4523 common             shares per $1,000 principal amount

of Notes

Initial Conversion Price: Approximately $9.57 per share of the Issuer’s common shares

Aggregate Underwriting Discount: $2,500,000 ($2,875,000 if the underwriters exercise in full their option to purchase additional Notes)

Net Proceeds: The estimated net proceeds from the sale of the Notes in this offering will be approximately $120.9 million (or approximately $139.1 million if the underwriters exercise in full their option to purchase additional Notes), after deducting underwriting discounts and the Issuer’s estimated offering expenses.

The Issuer intends to use a portion of the net proceeds from the sale of the Notes to repurchase or repay a portion of its indebtedness, including the potential repurchase of its 7.00% Convertible Senior Notes which mature on April 1, 2031 (the “2031 Notes”). The Issuer also intends to use approximately $8.8 million of the net proceeds of this offering to fund payment of the cost of the capped call transaction described below that the Issuer has entered into with Barclays Bank PLC, an affiliate of Barclays Capital Inc., as the hedge counterparty. Any remaining net proceeds from the sale of the Notes will be used for working capital and general trust purposes. If the underwriters exercise their option to purchase additional Notes, the Issuer intends to use a portion of the net proceeds from the sale of additional Notes to fund the Issuer’s entry into an additional capped call transaction with the hedge counterparty.

Pricing Date: December 4, 2013

Closing Date: December 10, 2013

Joint Book-Running Managers: Barclays Capital Inc. and Deutsche Bank Securities Inc.

Co-Manager: JMP Securities LLC

Settlement: DTC

CUSIP / ISIN: 749227AB0 / US749227AB06

Adjustment to Conversion Rate Upon a Make-Whole
Fundamental Change:
The following table sets
forth the number of
additional shares of the
Issuer’s common stock by
which the conversion rate
will be increased for
conversions in connection
with a make-whole fundamental
change per $1,000 principal
amount of Notes based on the
stock price and effective
date in such make-whole
fundamental change:

Share Price

Effective Date $8.51 $9.00 $9.57 $10.00 $10.50 $11.00 $11.50 $12.00 $13.00 $14.00 $20.00

December 10, 2013 13.0565 9.9743 7.1532 5.4475 3.8634 2.6334 1.0011 0.1791 0.1343 0.0896 0.0448

October 1, 2014 13.0565 9.8523 6.9547 5.2075 3.5906 2.3362 0.6547 0.0409 0.0307 0.0205 0.0102

October 1, 2015 13.0565 9.8474 6.8602 5.0742 3.4339 2.1771 0.5327 0.0307 0.0230 0.0153 0.0077

October 1, 2016 13.0565 9.7897 6.6456 4.7950 3.1215 1.8687 0.2924 0.0205 0.0153 0.0102 0.0051

October 1, 2017 13.0565 9.4220 5.9770 4.0255 2.3449 1.1568 0.0409 0.0102 0.0077 0.0051 0.0026

October 1, 2018 13.0565 6.6588 0.0000 0.0000 0.0000 0.0000 0.0000 0.0000 0.0000 0.0000 0.0000

The exact stock price and effective date may not be set forth in the table above, in which case:

• if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by straight-line interpolation between the in the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices or the earlier and later effective dates, as applicable, based on a 365-day year;

• if the stock price is more than $20.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; and

• if the stock price is less than $8.51 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the total number of shares of the Issuer’s common stock issuable upon conversion exceed 117.5088 per $1,000 principal amount of Notes, subject to adjustment in the same manner, at the same time and for the same events as the conversion rate as set forth under “Description of Notes— Conversion Rate Adjustments” in the Preliminary Prospectus Supplement.

Capped Call Transaction: In connection with the pricing of the Notes, the Issuer has entered into a capped call transaction with Barclays Bank PLC, an affiliate of Barclays Capital Inc., as the hedge counterparty. The capped call transaction is expected generally to reduce the potential dilution upon conversion of the Notes and/or reduce the Issuer’s exposure to potential cash payments that may be required to be made by the Issuer upon conversion of the Notes.

The strike price of the capped call transaction will initially correspond to the conversion price of the Notes, and is subject to certain adjustments under the terms of such capped call transaction. The cap price of the capped call transaction will initially be approximately $11.91, which represents a premium of approximately 40% over the Last Reported Sale Price, and is also subject to certain adjustments under the terms of such capped call transaction.

Additional Material U.S. Federal Income Tax
Considerations:	The following	the Notes ” appearing in the Preliminary Prospectus
supplements “Risk Factors – Risks Related to `

Supplement:

You should consider the U.S. federal income tax consequences of owning the notes.

The notes will be treated as issued with original issue discount, or OID, for U.S. federal income tax purposes if (as expected) the stated redemption price at maturity of the notes exceeds their issue price, subject to a statutory de minimis exception. If the notes are issued with OID, U.S. holders will be required to include such OID in their gross income for U.S. federal income tax purposes as it accrues, regardless of their method of accounting. U.S. holders should be aware that the amount of interest (including OID) that a holder is required to include in gross income for each year for U.S. federal income tax purposes will exceed the amount of cash interest that is received by the holder during each such year. Special rules will apply to a holder that is not a U.S. person for U.S. federal income tax purposes.

The following replaces “Additional Material U.S. Federal Income Tax Considerations – Taxation of Holders of the Notes – U.S. Holders – Interest” appearing in the Preliminary Prospectus Supplement:

Original Issue Discount. The notes will be treated as being issued with OID for U.S. federal income tax purposes if the stated redemption price at maturity of the notes exceeds their issue price, subject to a statutory de minimis exception.

If, as is likely, the maturity date of the notes for purposes of the OID regulations is October 1, 2018 (the date on which holders first have the right to require us to repurchase the notes), it is expected that the notes will be treated as issued with more than de minimis OID. Consequently, a U.S. holder (whether a cash or accrual method taxpayer) will be required to include in income all OID in gross income as it accrues on a constant yield to maturity basis, before the receipt of cash payments attributable to this income. The amount of OID includible in gross income by a U.S. holder of a note for a taxable year will be the sum of the daily portions of OID with respect to the note for each day during that taxable year on which the U.S. holder holds the note.

The daily portion is determined by allocating to each day in an “accrual period” a pro rata portion of the OID allocable to that accrual period. The OID allocable to any accrual period will equal (a) the product of the adjusted issue price of the note as of the beginning of such period and the note’s yield to maturity less (b) the qualified stated interest allocable to that accrual period. The adjusted issue price of a note as of the beginning of any accrual period will equal its issue price, increased by the amount of OID previously includable in the gross income of the applicable U.S. holder, and decreased by the amount of any payments (other than payments of qualified stated interest) made on the note. A U.S. holder’s tax basis in a note will be increased by the amount of OID that is includible in the holder’s gross income. We will furnish annually to the IRS and to the U.S. holders (other than with respect to certain exempt holders, including, in particular, corporations) information with respect to the OID accruing while such U.S. holders hold the notes.

A U.S. holder will not be required to recognize any additional income upon the receipt of any payment on the notes that is treated as OID, but will be required to reduce its tax basis in the notes by the amount of such payment.

Treatment of Stated Interest. Stated interest on the notes will be treated as “qualified stated interest” and will be taxable to U.S. holders as ordinary interest income as the interest accrues or is paid in accordance with the holder’s regular method of accounting.

The following supplements “Additional Material U.S. Federal Income Tax Considerations – Taxation of Holders of the Notes – U.S. Holders – Sale, exchange, redemption or other taxable disposition of notes” appearing in the Preliminary Prospectus Supplement:

A U.S. holder’s adjusted tax basis in a note generally will be equal to the holder’s initial tax basis in the notes, increased by any OID includible in income by the U.S. holder, and reduced by the amount of any payments received by the U.S. holder, other than payments of qualified stated interest.

The following supplements “Additional Material U.S. Federal Income Tax Considerations – Taxation of Holders of the Notes – U.S. Holders – Backup withholding and information reporting” appearing in the Preliminary Prospectus Supplement:

U.S. holders of notes may be subject, under certain circumstances, to information reporting and backup withholding on cash payments of principal and premium, if any, and interest (including OID) and on the gross proceeds from dispositions of notes.

The following replaces the first sentence of the first paragraph under “Additional Material U.S. Federal Income Tax Considerations – Taxation of Holders of the Notes – Non-U.S. Holders – Interest” appearing in the Preliminary Prospectus Supplement:

Interest (including OID) paid to a non-U.S. Holder will not be subject to U.S. federal income or withholding tax if the interest is not effectively connected with the non- U.S. Holder’s conduct of a trade or business within the United States, and the non-U.S. Holder:

• does not actually or constructively own 10% or more of the total combined voting power of all our voting shares;

• is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code;

• is not a bank that received such notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of a trade or business; and

• provides the appropriate certification as to the non- U.S. Holder’s foreign status.

The following replaces the last paragraph under “Additional Material U.S. Federal Income Tax Considerations – Taxation of Holders of the Notes – Non-U.S. Holders – Interest” appearing in the Preliminary Prospectus Supplement:

If the non-U.S. Holder does not qualify for an exemption under these rules, interest income from the notes (including OID) may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate) at the time such interest is paid. The payment of interest that is effectively connected with a U.S. trade or business (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder), however, would not be subject to a 30% withholding tax so long as the non-U.S. Holder provides us or our paying agent an adequate certification (currently on IRS Form W-8ECI), but such interest would be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally. In addition, if the non-U.S. Holder is a foreign corporation and the payment of interest (including OID) is effectively connected with the conduct of a U.S. trade or business, the non-U.S. Holder may also be subject to a 30% (or lower applicable treaty rate) branch profits tax. To claim the benefit of a tax treaty, the non-U.S. Holder must provide a properly executed IRS Form W-8BEN before the payment of interest and the non-U.S. Holder may be required to obtain a U.S. taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

The following replaces the first sentence under “Additional Material U.S. Federal Income Tax Considerations – Taxation of Holders of the Notes – Non-U.S. Holders – FATCA withholding” appearing in the Preliminary Prospectus Supplement:

Recent legislation, recently finalized Treasury regulations and IRS guidance impose U.S. withholding tax on interest payments (including OID) for payments made after June 30, 2014 and gross proceeds (including payments of principal) of interest-bearing obligations for payments made after December 31, 2016 to certain foreign financial institutions and non-financial foreign entities (or U.S. Holders holding through foreign accounts or foreign intermediaries) if certain disclosure requirements related to U.S. accounts or ownership are not satisfied.

The following replaces the first sentence under “Additional Material U.S. Federal Income Tax Considerations – Taxation of Holders of the Notes – Non-U.S. Holders – Backup withholding and information reporting” appearing in the Preliminary Prospectus Supplement:

Information reporting requirements and backup withholding generally will not apply to payments on a note (including OID) to a non-U.S. Holder if the certification described under “– Non-U.S. Holders – Interest” is duly provided by such holder, provided that the withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person.

The issuer has filed a registration statement (including a prospectus, dated September 9, 2011, and a related preliminary prospectus supplement, dated December 4, 2013) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the related preliminary prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays toll-free at 1-888-603-5847 or Deutsche Bank Securities at 1-800-503-4611.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE D

Subsidiaries

Each entity listed below is either a partnership or disregarded entity for federal income tax purposes, except for entities designated as a qualified REIT subsidiary (QRS), taxable REIT subsidiary (TRS), real estate investment trust (REIT) or grantor trust.

156 William Leasing Manager, LLC, a Delaware limited liability company
444 Cedar Tower Member, LLC, a Delaware limited liability company
444 Cedar Tower Owner, LLC, a Delaware limited liability company
1437 7th Street Preferred Member, LLC, a Delaware limited liability company
1805 Old Alabama Road Manager, LLC, a Georgia limited liability company
1805 Old Alabama Road, LLC, a Georgia limited liability company
1901 Newport Investor, LLC, a Delaware limited liability company
210-218 The Promenade North LLC, a California limited liability company
Apartments of Mandalay Bay, LLC, a Delaware limited liability company
Aslan Centerpoint, LLC, a Kentucky limited liability company
Aslan Chalkville, LLC, a Kentucky limited liability company
Aslan Terrace, LLC, a Kentucky limited liability company
Augusta Apartments Nevada, LLC, a Delaware limited liability company
Balcones Club Apartments Investor, LLC, a Delaware limited liability company
Beachcomber Beach Resort Florida, LLC, a Delaware limited liability company
Belle Creek IR Holdings, LLC, a Delaware limited liability company
Belle Creek Member, LLC, a Delaware limited liability company
Belle Creek, LLC, a Delaware limited liability company
Berkshire II Cumberland, LLC, an Ohio limited liability company
Berkshire Square, LLC, an Ohio limited liability company
Boca Yamato, LLC, a Delaware limited liability company
Brandywine-Cherry Hill, Inc., a New Jersey corporation (QRS)
Brandywine-Willow Grove, Inc., a Pennsylvania corporation (QRS)
Briargate Class B Member, LLC, a Delaware limited liability company
Broadstone I Preferred, LLC, a Delaware limited liability company
Cardinal Motel Florida, LLC, a Delaware limited liability company
Cascades Townhomes and Apartments Holdco, LLC, a Delaware limited liability company
Castagna Capital I, LLC, a Delaware limited liability company
Centrepoint IR Holdings, LLC, a Delaware limited liability company
Centrepoint Member, LLC, a Delaware limited liability company
Coles Crossing Preferred Member, LLC, a Delaware limited liability company
Colonial Parc Apartments Arkansas, LLC, a Delaware limited liability company
Colonial Parc Member, LLC, a Delaware limited liability company
Copper Mill IR Holdings, LLC, a Delaware limited liability company
Copper Mill Member, LLC, a Delaware limited liability company
Creekside Equity Partner, LLC, a Delaware limited liability company
Creekstone Colony Lakes Holdings, LLC, a Delaware limited liability company
Creekstone Colony Lakes Member, LLC, a Delaware limited liability company
Creekstone Colony Lakes, LLC, a Delaware limited liability company
Crestmont IR Holdings, LLC, a Delaware limited liability company
Crestmont Member, LLC, a Delaware limited liability company
CRP Commercial Services, LLC, a Delaware limited liability company
Cumberland IR Holdings, LLC, a Delaware limited liability company
Cumberland Member, LLC, a Delaware limited liability company
Daytona Portfolio, LLC, a Delaware limited liability company
Del Aire Florida, LLC, a Delaware limited liability company
Desert Wind Arizona Owner, LLC, a Delaware limited liability company
Desert Wind Holdings, LLC, a Delaware limited liability company
Desert Wind Member, LLC, a Delaware limited liability company
Desert Wind, LLC, a Delaware limited liability company
Eagle Ridge Apartments California, LLC, a Delaware limited liability company
Eagle Ridge Apartments Solar, LLC, a Delaware limited liability company
Eagle Ridge Member, LLC, a Delaware limited liability company
Eagle Ridge, LLC, a Delaware limited liability company
Ellington Condo Acquisitions, LLC, a Delaware limited liability company
Ellington Condos Florida, LLC, a Delaware limited liability company
Ellington Development Florida, LLC, a Delaware limited liability company
Ellington Member, LLC, a Delaware limited liability company
Emerald Bay Apartments Nevada, LLC, a Delaware limited liability company
Emerald Bay Manager, LLC, a Delaware limited liability company
Emerald Bay Member, LLC, a Delaware limited liability company
Executive Center Member, LLC, a Delaware limited liability company
Executive Center Wisconsin, LLC, a Delaware limited liability company
Four Resource Member, LLC, a Delaware limited liability company
Four Resource Square, LLC, a Delaware limited liability company
Global Insurance Advisors, LLC, a Delaware limited liability company
Governor’s Ridge Apartments Owner, LLC, a Delaware limited liability company
Grand Terrace Apartments California, LLC, a Delaware limited liability company
Grand Terrace Apartments Solar, LLC, a Delaware limited liability company
Grand Terrace Member, LLC, a Delaware limited liability company
Grand Terrace, LLC, a Delaware limited liability company
Harbor Run Equity Partner, LLC, a Delaware limited liability company
Heritage Trace IR Holdings, LLC, a Delaware limited liability company
Heritage Trace Member, LLC, a Delaware limited liability company
Holland Gardens Equity Partner, LLC, a Delaware limited liability company
Independence Mortgage Fund I OP Holder, LLC, a Delaware limited liability company
Independence Mortgage Fund I, LLC, a Delaware limited liability company
Independence Mortgage Fund I, LP, a Delaware limited partnership
Independence Mortgage Fund Manager, LLC, a Delaware limited liability company
Independence Mortgage Fund REIT I, Inc., a Delaware corporation (QRS)
Independence Mortgage Fund Sub I, Inc., a Delaware corporation (QRS)
Independence Mortgage Trust OP Holder, LLC, a Delaware limited liability company
Independence Mortgage Trust, Inc., a Delaware corporation (QRS)
Independence Mortgage Trust, LP, a Delaware limited partnership
Independence Realty Advisors, LLC, a Delaware limited liability company
Independence Realty Operating Partnership, LP, a Delaware limited partnership
Independence Realty Securities, LLC, a Delaware limited liability company
Independence Realty Trust, Inc., a Maryland corporation (REIT)
Inverness Preferred Member, LLC, a Delaware limited liability company
IRT Belle Creek Apartments Colorado, LLC, a Delaware limited liability company
IRT Centrepoint Arizona, LLC, a Delaware limited liability company
IRT Copper Mill Apartments Texas, LLC, a Delaware limited liability company
IRT Crestmont Apartments Georgia, LLC, a Delaware limited liability company
IRT Crossings Owner, LLC, a Delaware limited liability company
IRT Cumberland Glen Apartments Georgia, LLC, a Delaware limited liability company
IRT Heritage Trace Apartments Virginia, LLC, a Delaware limited liability company
IRT Limited Partner, LLC, a Delaware limited liability company
IRT Runaway Bay Apartments, LLC, a Delaware limited liability company
IRT Tresa At Arrowhead Arizona, LLC, a Delaware limited liability company
Jupiter Communities, LLC, a Delaware limited liability company
Knoxville Preferred Member, LLC, a Delaware limited liability company
Lafayette English Apartments, LP, a Texas limited partnership
Lafayette English GP, LLC, a Delaware limited liability company
Lafayette English Member, LLC, a Delaware limited liability company
Las Vistas Arizona Owner, LLC, a Delaware limited liability company
Las Vistas Holdings, LLC, a Delaware limited liability company
Las Vistas Member, LLC, a Delaware limited liability company
Las Vistas, LLC, a Delaware limited liability company
Lexington Mill Mississippi Member, LLC, a Delaware limited liability company
Lexington Mill Mississippi Owner, LLC, a Delaware limited liability company
Long Beach Promenade Holdings, LLC, a Delaware limited liability company
Madison Park Apartments Indiana, LLC, a Delaware limited liability company
Madison Park Member, LLC, a Delaware limited liability company
Mandalay Investor I, LLC, a Delaware limited liability company
Mandalay Investor II, LLC, a Delaware limited liability company
Mandalay Member, LLC, a Delaware limited liability company
Mandalay Owner Texas, LLC, a Delaware limited liability company
Mays Crossing Member, LLC, a Delaware limited liability company
McDowell Mountain Arizona, LLC, a Delaware limited liability company
McDowell Mountain Member LLC, a Delaware limited liability company
MC Phase II Leasehold, LLC, a Delaware limited liability company
MC Phase II Owner, LLC, a Delaware limited liability company
Meadows on Westbrook Investor, LLC, a Delaware limited liability company
MGS Gift Shop Florida, LLC, a Delaware limited liability company
Mineral Center Colorado, LLC, a Delaware limited liability company
Mineral Center Member, LLC, a Delaware limited liability company
Murrells Retail Associates, LLC, a Delaware limited liability company
Murrells Retail Holdings, LLC, a Delaware limited liability company
New Stonecrest Preferred, LLC, a Delaware limited liability company
Oyster Point Apartments Virginia, LLC, a Delaware limited liability company
Oyster Point Member, LLC, a Delaware limited liability company
Parkdales Equity Member, LLC, a Delaware limited liability company
Penny Lane Arizona Owner, LLC, a Delaware limited liability company
Penny Lane Holdings, LLC, a Delaware limited liability company
Penny Lane Manager, LLC, a Delaware limited liability company
Penny Lane Member, LLC, a Delaware limited liability company
Pinecrest Member, LLC, a Delaware limited liability company
PlazAmericas Mall Texas, LLC, a Delaware limited liability company
PRG-RAIT Portfolio Manager, LLC, a Delaware limited liability company
PRG-RAIT Portfolio Member, LLC, a Delaware limited liability company
RAIT 2013-FL1, LLC, a Delaware limited liability company
RAIT 500 Michigan, LLC, a Delaware limited liability company
RAIT Amarillo, LLC, a Delaware limited liability company
RAIT Aslan Centerpoint, LLC, a Delaware limited liability company
RAIT Aslan Chalkville, LLC, a Delaware limited liability company
RAIT Aslan Terrace, LLC, a Delaware limited liability company
RAIT Asset Holdings, LLC, a Delaware limited liability company
RAIT Asset Holdings IV, LLC, a Delaware limited liability company
RAIT Asset Management, LLC, a Delaware limited liability company
RAIT Atria, LLC, a Delaware limited liability company
RAIT Broadstone, Inc. , a Delaware corporation (QRS)
RAIT Capital Corp., a Delaware corporation (QRS)
RAIT Capital Limited, an Ireland limited company (TRS)
RAIT CMBS Conduit I, LLC, a Delaware limited liability company
RAIT CMBS Conduit II, LLC, a Delaware limited liability company
RAIT Community Development Fund, LP, a Pennsylvania limited partnership
RAIT CRE CDO I, LLC, a Delaware limited liability company
RAIT CRE CDO I, Ltd., a Cayman Island exempted company (QRS)
RAIT CRE Conduit I, LLC, a Delaware limited liability company
RAIT CRE Conduit II, LLC, a Delaware limited liability company
RAIT CRE Holdings, LLC, a Delaware limited liability company
RAIT Equity Holdings I, LLC, a Delaware limited liability company
RAIT Executive Mews Manager I, Inc., a Delaware corporation (QRS)
RAIT Executive Mews Manager II, Inc., a Delaware corporation (QRS)
RAIT Executive Mews Manager III, Inc., a Delaware corporation (QRS)
RAIT Funding, LLC, a Delaware limited liability company (TRS)
RAIT General, Inc., a Maryland corporation (QRS)
RAIT Jupiter Holdings, LLC, a Delaware limited liability company (TRS)
RAIT Lakemoor Investor, LLC, a Delaware limited liability company
RAIT Limited, Inc., a Maryland corporation (QRS)
RAIT Lincoln Court, LLC, a Delaware limited liability company
RAIT Loan Acquisitions I, LLC, a Delaware limited liability company
RAIT NTR Holdings, LLC, a Delaware limited liability company
RAIT Old Alabama Road, LLC, a Delaware limited liability company
RAIT Old Town Investor, LLC, a Delaware limited liability company
RAIT Partnership, L.P., a Delaware limited partnership
RAIT Preferred Funding II, LLC, a Delaware limited liability company
RAIT Preferred Funding II, Ltd., a Cayman Island exempted company (QRS)
RAIT Preferred Holdings I, LLC, a Delaware limited liability company
RAIT Preferred Holdings II, LLC, a Delaware limited liability company
RAIT Quito-B, LLC, a Delaware limited liability company
RAIT Quito-C, LLC, a Delaware limited liability company
RAIT Reuss B Member, LLC, a Delaware limited liability company
RAIT Reuss C Member, LLC, a Delaware limited liability company
RAIT Reuss D Member, LLC, a Delaware limited liability company
RAIT Reuss Federal Plaza, LLC, a Delaware limited liability company
RAIT Reuss Member, LLC, a Delaware limited liability company
RAIT Rutherford A, LLC, a Delaware limited liability company
RAIT Sabel Key Manager, Inc., a Delaware corporation (QRS)
RAIT Sharpstown TRS, LLC, a Delaware limited liability company
RAIT Stonecrest, LLC, a Delaware limited liability company
RAIT Towne Square, LLC, a Delaware limited liability company
RAIT TRS, LLC, a Delaware limited liability company (TRS)
RAIT Urban Holdings, LLC, a Delaware limited liability company
RAIT-CVI III Belle Creek, LLC, a Delaware limited liability company
RAIT-CVI III, LLC, a Delaware limited liability company
RAIT-PRG Member, LLC, a Delaware limited liability company
Regency Manor Florida Owner, LLC, a Delaware limited liability company
Regency Manor Member, LLC, a Delaware limited liability company
Regency Meadows Nevada Member, LLC, a Nevada limited liability company
Regency Meadows Nevada, LLC, a Nevada limited liability company
Regency Meadows, LLC, a Delaware limited liability company
REM-Cherry Hill, LLC, a New Jersey limited liability company
REM-Willow Grove, Inc., a Pennsylvania corporation (QRS)
REM-Willow Grove, L.P., a Pennsylvania limited partnership
Remington Florida Member, LLC, a Delaware limited liability company
Remington Florida, LLC, a Delaware limited liability company
River Park West Apartments Owner, LLC, a Delaware limited liability company
Rutherford Plaza A Member I, LLC, a Delaware limited liability company
Rutherford Plaza A Member II, LLC, a Delaware limited liability company
Rutherford Plaza A Member III, LLC, a Delaware limited liability company
Rutherford Plaza Manager, Inc., a Delaware corporation (QRS)
Rutherford Preferred, LLC, a Delaware limited liability company
Sandal Ridge Arizona Owner, LLC, a Delaware limited liability company
Sandal Ridge Holdings, LLC, a Delaware limited liability company
Sandal Ridge Member, LLC, a Delaware limited liability company
Sandal Ridge, LLC, a Delaware limited liability company
Saxony Inn Florida, LLC, a Delaware limited liability company
Sharpstown Mall Texas, LLC, a Delaware limited liability company
Sharpstown Member, LLC, a Delaware limited liability company
Silversmith Creek Florida Member, LLC, a Delaware limited liability company
Silversmith Creek Florida Owner, LLC, a Delaware limited liability company
Southgreen Apartments Indiana, LLC, a Delaware limited liability company
Southgreen Member, LLC, a Delaware limited liability company
South Plaza Center Owner, LLC, a Delaware limited liability company
South Plaza Member, LLC, a Delaware limited liability company
South Terrace Holdco MM, LLC, a Delaware limited liability company
South Terrace Holdco, LLC, a Delaware limited liability company
St. Pete Beach Holdings, LLC, a Delaware limited liability company
Sunny Shores Resort Florida, LLC, a Delaware limited liability company
Taberna Capital Management, LLC, a Delaware limited liability company (TRS)
Taberna Equity Funding, Ltd., a Cayman Island exempted company (TRS)
Taberna Funding Capital Trust I, a Delaware statutory trust (grantor trust)
Taberna Funding Capital Trust II, a Delaware statutory trust (grantor trust)
Taberna IR Holdings Member, LLC, a Delaware limited liability company
Taberna Preferred Funding VIII, Ltd., a Cayman Islands exempted company (TRS)
Taberna Preferred Funding IX, Ltd., a Cayman Islands exempted company (TRS)
Taberna Preferred Funding VIII, Inc., a Delaware corporation (TRS)
Taberna Preferred Funding IX, Inc., a Delaware corporation (TRS)
Taberna Realty Finance Trust, a Maryland real estate investment trust (REIT)
Taberna Realty Holdings Trust, Maryland business trust (QRS)
Taberna VII Equity Trust, LLC, a Delaware limited liability company
Taberna IX Equity Trust, LLC, a Delaware limited liability company
TI Shopping Center, LLC, a Delaware limited liability company
Tiffany Square, LLC , a Delaware limited liability company
Tiffany Square Member, LLC , a Delaware limited liability company
Trails at Northpoint Mississippi Member, LLC, a Delaware limited liability company
Trails at Northpoint Mississippi Owner, LLC, a Delaware limited liability company
Treasure Island Resort Florida, LLC, a Delaware limited liability company
Tresa At Arrowhead Member, LLC, a Delaware limited liability company
Tresa IR Holdings, LLC, a Delaware limited liability company
Tuscany Bay Apartments Florida, LLC, a Delaware limited liability company
Tuscany Bay Member, LLC, a Delaware limited liability company
Ventura Florida Member, LLC, a Delaware limited liability company
Ventura Florida Owner, LLC, a Delaware limited liability company
Vista Lago Condos, LLC, a Delaware limited liability company
Vista Lago Member, LLC, a Delaware limited liability company
Willow Creek Apartments Investor, LLC, a Delaware limited liability company
Willows at Lone Mountain West, LLC, a Nevada limited liability company
Willows Member, LLC, a Delaware limited liability company
Yamato Investor I, LLC, a Delaware limited liability company
Yamato Investor II, LLC, a Delaware limited liability company
Yamato Member, LLC, a Delaware limited liability company

Schedule E

Persons Executing Lock-Up Agreements

Andrew Batinovich

Edward S. Brown

Frank A. Farnesi

Kenneth R. Frappier

S. Kristin Kim

Raphael Licht

Jon C. Sarkisian

Scott F. Schaeffer

James J. Sebra

Andrew M. Silberstein

Murray Stempel III